SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 1, 2011
Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)

(508) 357-2221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2011, Evergreen Solar, Inc. (the “Company”) completed its previously announced sale of the Company’s claims against Lehman Brothers International Europe and Lehman Brothers Holdings Inc. arising out of (a) the Share Lending Agreement between Lehman Brothers International (Europe) and the Company, dated June 26, 2008, and (b) Guarantee of Lehman Brothers Holdings Inc. of the Share Lending Agreement between Lehman Brothers International (Europe) and the Company, dated June 26, 2008 (the “LBIE Claims”).  The LBIE Claims were sold pursuant to the previously disclosed Assignment of Claim Agreement, dated as of November 10, 2011, by and among the Company and ES Purchaser, LLC, an entity formed by certain holders of its 13% Convertible Senior Secured Notes due 2015, or its permitted assigns, as purchaser (the “LBIE Claims Purchaser”).  The aggregate consideration received by the Company for the sale of the LBIE Claims was $21,500,000 in the form of a credit bid from the LBIE Claims Purchaser.

The sale was conducted pursuant to Sections 105, 363 and 365 of the United States Bankruptcy Code and was approved by the United States Bankruptcy Court for the District of Delaware on November 10, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
2.1
Assignment of Claim Agreement, dated November 10, 2011, between the Company and ES Purchaser, LLC (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed November 17, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Christian Ehrbar
Name:	Christian Ehrbar
Title:	President and Chief Executive Officer

Dated December 5, 2011

EXHIBIT INDEX

No.	Description
2.1
Assignment of Claim Agreement, dated November 10, 2011, between the Company and ES Purchaser, LLC (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed November 17, 2011)